Exhibit 99.1

Faraday Future Announces Results of Annual Meeting of Stockholders;
Successfully Approved All Proposals Designed to Enhance the Company’s
Financial Stability and to Accelerate Its EAI Robotics Strategy and Execution

●	The Company thanks all stockholders for their support and for recognizing the company’s strategy, business direction, and the new executive leadership team.

●	As the first U.S company to sell and deliver both humanoid and bionic robots, approval of the core proposals gives FF necessary tools to unlock value from production ramp-up, support large-scale deployment across real-world users, and strengthen its first-mover advantage.

●	FF has raised the full-year shipment target from 1,000 to 1,500 units and will launch a new EAI Robotics product in June. Next, it plans to speed up deliveries of EAI robots and deployment across key areas including education, security, reception, tours, performances, and university research; advance its EAI brain and developer platform; and expand real-world data value from its EAI data factory, to achieve long-term corporate value growth.

●	The Company has secured a total of $70 million in financing over the past two months, enough to fully support the Phase 1 (by end of 2026) objective of FF’s EAI robotics strategy while the financing also demonstrates institutional investors’ confidence in the Company’s prospects.

●	The approved 45% authorized share increase will support future issuance obligations and the 2026 strategic plan, including the global EAI strategy.

●	The approved reverse stock split is intended, among other factors, as a contingency measure to mitigate delisting risk and would be implemented only if the Company deems it necessary to maintain its Nasdaq listing status and the board of directors (the “Board”) determines it is in the best interests of stockholders.

LOS ANGELES, CA (May 22, 2026) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future,” “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today announced the results of its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) held today, May 22nd, at which the Company’s stockholders approved all of the submitted proposals, which were meant to enhance FF’s financial stability and empower the leadership team to execute its strategic plan aimed at supporting the Company’s Global EAI Robotics strategic execution and long-term growth.

“We are pleased with the overwhelming support from our stockholders at today’s Annual Meeting,” said YT Jia, Faraday Future’s Founder and Global CEO. “We believe that, as owners of our Company, our stockholders see the true value in our newly announced long-term strategy and have provided us the tools we need to execute our plan and bring forth strong results. The results of this AGM help to validate our vision of becoming a Physical AI ecosystem company.”

The core proposals that FF Stockholders approved at the Annual Meeting include:

1.	Directors Election Proposal

The election of five directors: Jerry Wang, Xiao Jiang, Chad Chen, Kevin Chen, and Lev Peker. These individuals will serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Approval of this proposal will help support the Company’s strategic continuity, strengthen closed-loop oversight from financing through performance, enhance internal and external trust and cohesion, and improve the effectiveness and efficiency of EAI ecosystem strategy execution. Through governance optimization measures, the Company is aiming to fulfil its commitment to protecting the interests of its stockholders.

2.	Note Purchase Proposal

In accordance with Nasdaq Listing Rule 5635(d), the issuance of Class A Common Stock to holders of certain promissory notes.

On April 17, 2026, the Company entered into a notes purchase agreement (the “NPA”) for an aggregate amount of $45 million with an institutional investor. The redemption provisions contained in such promissory notes, which provide that such promissory notes are redeemable under certain circumstances in either cash or shares of common stock following the six-month anniversary of closing, based on the markup price upon such redemption. The Company believes the structure demonstrates its commitment to protecting existing stockholders while using raised capital to grow its business.

This approval of the Note Purchase Proposal will provide the Company with critical capital and support the Company’s Global EAI Strategy execution throughout 2026, driving business growth and enhancing stockholder value.

For more information on the NPA and the related financing, please refer to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 20, 2026.

3.	Share Issuance Proposal

The issuance of Common Stock to the holder of certain shares of our preferred stock and warrants, in accordance with Nasdaq Listing Rule 5635(d).

Approval of the Share Issuance Proposal will help the Company meet its contractual obligations, support future capital raising efforts, and enable mutual reinforcement between its core EAI business and the digital asset ecosystem.

4.	Share Authorization Proposal

Increase the number of authorized shares of Class A common stock and Class B common stock (collectively, the “Common Stock”) by 140,528,448 shares, from 312,285,439 shares to 452,813,887 shares, and the number of authorized shares of preferred stock (the “Preferred Stock”) by 10,839,269 shares, from 24,087,265 shares to 34,926,534 shares. As a result, the total number of authorized shares of the Company’s Common Stock and Preferred Stock will increase from 336,372,704 shares to 487,740,421 shares.

The Board believes it is desirable for the Company to have a sufficient number of shares of Common Stock available for the satisfaction of its existing obligations to issue shares of Common Stock and possible future financings or acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes.

5.	Reverse Stock Split Proposal

Approval to effect a reverse stock split of the issued and outstanding shares of Common Stock by a ratio of up to 1-for-150 (the “Reverse Stock Split”), at the specific ratio to be determined in the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Annual Meeting.

The Company remains committed to organically enhancing its value and maintaining its listing status through business development. The Company reiterates that it will reverse split its shares only if necessary to maintain its Nasdaq listing status.

Though approved, the Board will implement the Reverse Stock Split if and when the Board determines that the Reverse Stock Split is in the best interest of the Company’s stockholders, which may include reference to the following principles: (i) the closing price of the Company’s common stock is at a level that could trigger a Nasdaq delisting risk due to trading below $0.10; or (ii) sufficiently in advance of the expiration of the applicable Nasdaq 180-day compliance period to allow a reasonable implementation period, the Company’s common stock has not regained compliance with the $1.00 minimum bid price requirement, and delisting risk exists. However, the Board is not required to strictly apply the foregoing standards and shall retain full discretion in making its determination.

6.	Incentive Plan Proposal

The Company’s amendment to the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) in order to increase the number of shares of Class A common stock available for issuance under the 2021 Plan by an additional 50,492,075 shares.

Approval of the Incentive Plan Proposal will allow the Company to continue offering long-term equity incentives as an alternative to cash compensation to help attract, retain and incentivize key talent in support of the execution of our EAI strategy.

Meeting Details

The Annual Meeting occurred on May 22, 2026, at 9:00 a.m. Pacific Time. More details about the results can be found here: https://investors.ff.com/

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a Three-in-One ecosystem of “Device, Data, EAI Brain & Open-Source and Open Platform,” FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website: https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding FF’s entry into the embodied AI robotics market and future deliveries, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors that may affect actual results or outcomes include, among others: demand for our robotics products; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; our reliance on a single OEM for most of our robotics products; our ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; the ability of the Company to adequately insure its robotics products; tariff uncertainty for imported products, particularly from China; the ability of the U.S. Department of Commerce to review, condition, or prohibit robotics-related transactions with a China OEM; demand from automobile dealers for robotics products; the Company’s ability to maintain its listing on Nasdaq; the Company’s ability to timely regain compliance with Nasdaq’s minimum bid requirement; the possibility of the Company’s common stock being suspended from trading on Nasdaq if its closing price is $0.10 or less for 10 consecutive trading days; the availability of sufficient share capital to execute on its strategy, which the Company currently lacks; the agreement of stockholders to substantially increase the Company’s share capital, which could result in substantial additional dilution; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; the Company’s ability to secure an occupancy certificate for its Hanford facility; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and robots and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and robots and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026; and other documents filed by the Company from time to time with the SEC.

No Offer or Solicitation of Securities

This communication shall not constitute an offer to sell or a solicitation of an offer to buy any securities of FF, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@ff.com

Media: john.schilling@ff.com

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